UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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SVU / UNFI Employee FAQ

1.	What was announced?

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We announced that SUPERVALU has reached an agreement to combine with United Natural Foods, Inc. (UNFI) for $32.50 per share in cash, or approximately $2.9 billion, creating a truly diversified grocery wholesale supply chain company. The price of $32.50 represents a significant premium over the July 25, 2018 closing price of $19.45.

2.	Who is UNFI?

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UNFI is the largest publicly traded wholesale distributor to the natural, organic and specialty food industry in the U.S. and Canada, with more than 10,000 employees and approximately $10 billion in annual sales.

•	UNFI operates 33 distribution centers and supplies more than 43,000 customer locations, carrying more than 100,000 products.

3.	Why are we combining with UNFI? What are the benefits of the combination?

•	This transaction provides a substantial premium and delivers certainty of value to our stockholders.

•	This is an opportunity to combine two great companies and their respective capabilities and expertise to provide the best possible experience for grocery wholesale customers across the country.

•	Together, we’ll have an expanded network of more than 60 distribution facilities serving customers in all 50 states and Canada.

•	As a combined company, we will be able to help customers better compete by delivering a range of over 200,000 products as well as superior services.

•	We expect these enhanced offerings will uniquely position the company to address the evolving grocery industry and consumers’ buying habits.

4.	Why combine with UNFI now?

•	This transaction provides a substantial premium and delivers certainty of value to our stockholders.

•	Over the past two years, we have been working together to complete a strategic transformation and fundamental shift to return SUPERVALU to our wholesale roots.

•	At the foundation of this transformation was the question of how we best evolve to meet the changing market.

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As part of this, our Board and management team reviewed multiple strategic options to deliver value to SUPERVALU stockholders and ultimately, we decided that a combination with UNFI is the best path forward for all of our stakeholders.

5.	Was this action taken in response to Blackwells Capital?

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No. This transaction follows our board and management process to maximize stockholder value and is unrelated to Blackwells.  Rather, this outcome is the result of the great work done by the entire team transforming our business over the last two years.

6.	What does this mean for employees?

•	UNFI has great respect for the talent and dedication of SUPERVALU employees, who will be vital to the success of the combined company.

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Together, UNFI and SUPERVALU will be well positioned to succeed in today’s grocery landscape and we’re confident that the SUPERVALU team will benefit from expanded opportunities as part of the combined organization.

•	UNFI has long been impressed with our systems and efficient supply chain model, and importantly, they also share our customer-first focus.

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Please keep in mind that until the transaction closes, we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

•	We will keep you updated on the process.

7.	Will there be any changes to employee compensation, benefits and plans?

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Until the transaction closes, UNFI and SUPERVALU will continue to operate as separate companies and we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

•	There will be no impact to your compensation or benefits as a result of this announcement.

•	We will keep you updated on the process and any decisions that may affect you.

8.	Will there be any layoffs as a result of the transaction? What will happen to employees in overlapping roles?

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Until the transaction closes, SUPERVALU and UNFI will continue to operate as separate companies and we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

•	We are confident that the SUPERVALU team will benefit from expanded opportunities as part of the combined organization.

•	Both companies recognize the many contributions of all our employees and to the extent there are changes, we are committed to communicating with care and respect.

9.	Where will our headquarters be located? Will we have to move?

•	While this announcement is an important milestone, there are many decisions left to be made.

•	It’s much too soon to know or discuss specific impacts on people or facilities. There are still many details to work through to complete this transaction over the coming weeks and months.

10.	Will the SUPERVALU name continue or will we change our name to UNFI?

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UNFI is a publicly-traded company. Once the transaction is complete, SUPERVALU will no longer be its own public company (and will no longer trade on the NYSE); however, it will be a part of UNFI, which is publicly-traded as UNFI.

Until that time, we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

11.	What are the next steps? Is stockholder approval required? When is the transaction expected to close?

•	The transaction is expected to close in the fourth quarter of calendar year 2018, subject to SUPERVALU shareholder approval and other customary closing conditions.

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Until the transaction closes, SUPERVALU and UNFI will continue to operate as separate companies and we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

•	In the near future, we will form an integration team with members from both companies to prepare to bring our two organizations together.

•	We will keep you updated on our progress, as appropriate.

12.	How will integration work? How long will integration last after the transaction closes?

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It’s very early in the process with many details to be determined. Until the transaction closes, UNFI and SUPERVALU will continue to operate as separate companies and we must continue to operate in the ordinary course--remaining focused on our day-to-day responsibilities and serving our customers. It is critical that SUPERVALU employees continue the transformative work that is underway to build and grow our wholesale business.

•	In the near future, we will form an integration team with members from both companies to prepare to bring our two organizations together.

13.	What does this mean for our customers? What should I tell customers about this transaction?

•	Combining with UNFI will deliver meaningful benefits to our customers.

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SUPERVALU and UNFI share a customer-first focus. This means our customers are our top priority, and we believe the level of support they and their businesses receive can only improve as a result of this combination.

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Our complementary businesses will enable UNFI and SUPERVALU to accelerate scalability across the U.S. and Canada through improved efficiencies in cost and logistics while delivering a broader range of superior products and services to customers.

The combination of UNFI’s expertise and on-trend product offerings with SUPERVALU’s dynamic customer base, efficient supply chain model and supporting services will create a groundbreaking company that will be unmatched in its ability to meet customers’ evolving needs.

14.	What do I do if I’m asked about the transaction by an external party?

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Consistent with our policy, refer any media inquiries to our corporate communications department (Jeffrey.S.Swanson@supervalu.com) or questions from investors or analysts to investor relations (Steve.J.Bloomquist@supervalu.com).

15.	Who do I contact with additional questions?

•	We understand questions naturally come with this type of news. We don’t have all the answers today, but we are committed to providing as much clarity as possible.

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Please feel free to speak with your manager or supervisor, or send any questions you have regarding the combination to mergerupdate@supervalu.com and we’ll do our best to address them in a timely manner.

UNFI and SVU Forward Looking Statements

This communication contains, and certain statements made by representatives of UNFI and SUPERVALU, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. UNFI’s and SUPERVALU’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, UNFI’s and SUPERVALU’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside UNFI’s and SUPERVALU’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against UNFI or SUPERVALU following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of SUPERVALU or other conditions to closing in the merger agreement; (4) risks related to the financing of the transaction; (5) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the business combination; (8) risks related to the disruption of the transaction to SUPERVALU and its management; (9) the effect of announcement of the transaction on SUPERVALU’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (10) other risks and uncertainties identified in UNFI’s and SUPERVALU’s filings with the Securities and Exchange Commission (“SEC”). More information about other potential factors that could affect UNFI’s and SUPERVALU’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in UNFI’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 and SUPERVALU’s Report on Form 10-K for the fiscal year ended February 24, 2018, as amended, and any updates to those risk factors set forth in UNFI’s and SUPERVALU’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exclusive. UNFI and SUPERVALU caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UNFI and SUPERVALU do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.

Additional Information will be Filed with the SEC

SUPERVALU INC. (including any successor thereof, “SUPERVALU”) plans to file with the SEC a proxy statement in connection with the contemplated transaction (the “Proxy Statement”), and SUPERVALU may file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement will be mailed to shareholders of SUPERVALU. SHAREHOLDERS OF SUPERVALU ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY SUPERVALU, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by SUPERVALU through the website maintained by the SEC at www.sec.gov. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to SUPERVALU INC., Investor Relations, P.O. Box 990, Minneapolis, MN 55344.

Participants in the Solicitation

UNFI, SUPERVALU and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SUPERVALU in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 2, 2018, and information regarding UNFI’s directors and executive officers is available in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on November 3, 2017. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.